UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2014

MOOG INC.
(Exact name of registrant as specified in its charter)

New York	1-5129	16-0757636
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

East Aurora, New York	14052-0018
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (716) 652-2000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Moog Inc. (the "Company") announced that its Board of Directors authorized a five million share increase to its existing share repurchase program on August 12, 2014. As originally authorized on January 24, 2014, the Company was permitted to acquire an aggregate of four million shares of its Class A and Class B common stock at management’s discretion, of which 2,726,504 shares have been purchased as of August 12, 2014. After giving effect to the increase in authority, the Company will be able to acquire an aggregate of 6,273,496 additional shares of its Class A and Class B common stock at management’s discretion.

A copy of the press release is included as exhibit 99.1 of this report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press release dated August 13, 2014 announcing Moog Inc.’s Board of Directors amendment to its existing share repurchase program.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated: August 14, 2014	By:	/s/ Jennifer Walter
	Name:	Jennifer Walter
Controller